THIRD AMENDMENT
TO ETF DISTRIBUTION AGREEMENT

This third amendment (the “Amendment”) to the ETF Distribution Agreement dated as of September 30, 2021 (the “Agreement”), by and between Tidal ETF Trust (the “Trust”) and Foreside Fund Services, LLC (“Foreside”), is entered into with an effective date of March 10, 2022 (the “Effective Date”).

WHEREAS, Foreside and the Trust (the “Parties”) desire to amend Exhibit A of the Agreement to reflect the addition of two new Funds and name changes for two Funds; and

WHEREAS, Section 8(b) of the Agreement requires that all amendments and modifications to the Agreement be in writing and executed by all Parties.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are acknowledged, the Parties hereby agree as follows:

1.Capitalized terms not otherwise defined herein shall have the meanings set forth in the Agreement.

2.Exhibit A to the Agreement is hereby deleted in its entirety and replaced by Exhibit A attached hereto to reflect:

(i)the addition of two new Funds:

•Newday Ocean Health ETF; and
•Newday Diversity, Equity & Inclusion ETF; and

(ii)name changes to two Funds:
iClima Global Decarbonization Transition Leaders ETF is now iClima Climate Change Solutions ETF

iClima Distributed Renewable Energy Transition Leaders ETF is now iClima Distributed Smart Energy ETF

3.Except as expressly amended hereby, all of the provisions of the Agreement are restated and in full force and effect to the same extent as if fully set forth herein.

4.This Amendment shall be governed by and the provisions of this Amendment shall be construed and interpreted under and in accordance with the laws of the State of Delaware.

IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be executed in their names and on their behalf by and through their duly authorized officers, on the Effective Date.

TIDAL ETF TRUST		FORESIDE FUND SERVICES, LLC
By:	/s/ Eric Falkeis	By: /s/ Mark Fairbanks
Name:	Eric Falkeis	Mark Fairbanks
Title:	President	Vice President

ETF DISTRIBUTION AGREEMENT

Exhibit A

Effective as of March 10, 2022 FUNDS:
National Investment Services Ultra-Short Duration Enhanced Income ETF
RPAR Risk Parity ETF
UPAR Ultra Risk Parity ETF
SoFi Social 50 ETF
SoFi Select 500 ETF
SoFi Gig Economy ETF
SoFi Next 500 ETF
SoFi Weekly Income ETF
SoFi Weekly Dividend ETF
SP Funds Dow Jones Global Sukuk ETF
SP Funds S&P 500 Sharia Industry Exclusions ETF
SP Funds S&P Global REIT Sharia ETF
Leatherback Long/Short Absolute Return ETF
Leatherback Long/Short Alternative Yield ETF
Adasina Social Justice All Cap Global ETF
ATAC US Rotation ETF
ATAC Credit Rotation ETF
Gotham Enhanced 500 ETF
Sound Fixed Income ETF
Sound Enhanced Fixed Income ETF
Sound Equity Income ETF
Sound Enhanced Equity Income ETF
Sound Total Return ETF
Euclid Capital Growth ETF
Acruence Active Hedge U.S. Equity ETF
American Customer Satisfaction ETF
iClima Climate Change Solutions ETF
iClima Distributed Smart Energy ETF
ZEGA Buy and Hedge ETF
Robinson Alternative Yield Pre-Merger SPAC ETF
SonicSharesTM Airlines, Hotels, Cruise Lines ETF
SonicSharesTM Global Shipping ETF
FolioBeyond Rising Rates ETF
Home Appreciation U.S. REIT ETF
Elevate Shares 2X Daily Blockchain ETF
Newday Ocean Health ETF
Newday Diversity, Equity & Inclusion ETF